Exhibit 16.1

July 12, 2019

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: Technical Communications Corporation

Commission File Number: 001-34816

Commissioners:

We have received a copy of, and are in agreement with, the statements concerning our Firm made by Technical Communications Corporation in Item 4.01 of its Form 8-K dated July 12, 2019, captioned “Changes in Registrant’s Certifying Accountant.”

Sincerely,

/s/ CohnReznick LLP

CohnReznick LLP